Securities and Exchange Commission
Washington, DC 20549

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Form 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2000
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                 JWGenesis Financial Corp.
(Exact name of Registrant as Specified in Charter)

Florida	001-14205	65-0811010
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

980 North Federal Highway, Suite 210 Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 338-2800

                                       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

          On December 12, 2000, JWGenesis Financial Corp. (the "Company") issued a press release announcing the approval by the Company's shareholders of the Agreement and Plan of Merger, as amended, between the Company and First Union Corporation. A copy of the press release is included as Exhibit 99.2 hereto.

          Certain statements included in this Form 8-K, including without limitation statements containing the words "believes", "anticipates", "intends", "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the impact of general economic conditions on the capital markets; changes in or amendments to regulatory authorities' capital requirements or other regulations applicable to the Company or its subsidiaries; fluctuations in interest rates; increased levels of competition; and other factors referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, under "Item 1. - Business Certain Matters Regarding Forward Looking Statements," which is incorporated herein by this reference. Given such uncertainties, undue reliance should not be placed on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Exhibits

		2	Agreement and Plan of Merger dated as of August 31, 2000, as amended*

		99.1	Proxy Statement dated November 13, 2000*

		99.2	Press Release dated December 12, 2000

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*          Incorporated by reference from the Company's Schedule 14A, filed on November 15, 2000 under the Securities Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JWGENESIS FINANCIAL CORP.
(Registrant)

By: /s/ Joel E. Marks
Joel E. Marks
Vice Chairman and Chief Operating Officer

Dated: December 12, 2000